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                                                                      EXHIBIT 21

                      MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 March 26, 1999

                                                                       Jurisdiction of
                  Name                                                 Incorporation
                  ----                                                 ---------------

Clinical-Management Systems, Inc.                                      Georgia
Diabetes Management Services, Inc.                                     South Carolina
Diabetes Acquisition, Inc.                                             Georgia
         Gainor Medical Acquisition Company                            Georgia
         USCI-Healthcare Management Solutions, Inc.                    Delaware
         Diabetes Self Care, Inc.                                      Virginia
         Gainor Medical North America, L.L.C.                          Georgia
         Gainor Medical Europe Limited                                 United Kingdom
         Gainor Medical International, L.L.C.                          Georgia
         "David" Achtundesechzigste Beteiligungs und
             Verwaltungsgesellschaft GmbH ("David 68")                 Germany (LLC)
         Hans M.W. Spreth GmbH                                         Germany (LLC)
         EU Medical GmbH                                               Germany (LLC)
         "David" Eimundsiebsechzigste Beteiligungs und
             Verwaltungsgesellschaft GmbH ("David 71")                 Germany (LLC)
         Dia Real Diabetesservice Kommanditgesellschaft                Germany (LLC)
         *Gainor Medical Direct, L.L.C.                                Georgia
         *A.R. Medical Supplies, Inc.                                  Florida
*Matria Canada, Inc.                                                   New Brunswick
Matria of New York, Inc.                                               New York
Matria Healthcare Puerto Rico, Inc.                                    Puerto Rico
National Reproductive Medical Centers, Inc.                            California
         Infertility Management Services, Inc.                         Delaware
         Pacific Fertility Centers of California, Inc.                 California
         Pacific Fertility Parenting Center, Inc.                      California
*Perinatal Services Nederland B.V.                                     Nederlands
Quality Diagnostic Services, Inc.                                      Delaware
*Shared Care, Inc.                                                     Georgia
*Tokos Acquisition Corporation                                         Delaware
*Tokos Clinical Services Corporation (Portland)                        Delaware
*Tokos Clinical Services Corporation (New York)                        New York
*Tokos Clinical Services Corporation                                   Delaware

*Inactive

Note: The above subsidiaries (except for Perinatal Services Nederland B.V. and Matria Healthcare Puerto Rico, Inc., both in which Matria owns a 51% interest) are directly or indirectly 100% owned by Matria Healthcare, Inc.